EXHIBIT 10.1
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                                                                  CONFORMED COPY
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                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      AMONG

                         BOSTON SCIENTIFIC CORPORATION,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                               ABN AMRO BANK N.V.,
                              AS SYNDICATION AGENT,

                             BANK OF AMERICA, N.A.,
                              AS SYNDICATION AGENT,

              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                      "RABOBANK NEDERLAND", NEW YORK BRANCH
                              AS SYNDICATION AGENT,

                              WACHOVIA BANK, N.A.,
                              AS SYNDICATION AGENT,

                             CHASE SECURITIES INC.,
                        AS ARRANGER AND AS BOOK MANAGER,

                                       AND

                            THE CHASE MANHATTAN BANK,
                             AS ADMINISTRATIVE AGENT


                           DATED AS OF AUGUST 21, 2000










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

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

SECTION 1.  DEFINITIONS........................................................1
         1.1  Defined Terms....................................................1
         1.2  Other Definitional Provisions...................................14

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS...................................15
         2.1  Revolving Credit Commitments....................................15
         2.2  Procedure for Revolving Credit Borrowing........................15
         2.3  Facility Fee; Utilization Fee...................................16
         2.4  Termination or Reduction of Revolving Credit Commitments;
              Extension of Termination Date...................................16
         2.5  Repayment of Revolving Credit Loans.............................18
         2.6  CAF Advances....................................................18
         2.7  Procedure for CAF Advance Borrowing.............................18
         2.8  Repayment of CAF Advances.......................................21
         2.9  Certain Restrictions with Respect to CAF Advances...............21

SECTION 3.  CERTAIN PROVISIONSAPPLICABLE TO THE LOANS.........................21
         3.1  Optional Prepayments............................................21
         3.2  Conversion and Continuation Options.............................21
         3.3  Minimum Amounts and Maximum Number of Tranches..................22
         3.4  Interest Rates and Payment Dates................................22
         3.5  Computation of Interest and Fees................................23
         3.6  Inability to Determine Interest Rate............................23
         3.7  Pro Rata Treatment and Payments.................................24
         3.8  Illegality......................................................25
         3.9  Requirements of Law.............................................25
         3.10 Taxes...........................................................26
         3.11 Indemnity.......................................................28
         3.12 Change of Lending Office; Removal of Lender.....................28
         3.13 Evidence of Debt................................................29

SECTION 4.  REPRESENTATIONS AND WARRANTIES....................................29
         4.1  Financial Condition.............................................30
         4.2  No Change.......................................................30
         4.3  Corporate Existence; Compliance with Law........................30
         4.4  Corporate Power; Authorization; Enforceable Obligations.........30
         4.5  No Legal Bar....................................................31
         4.6  No Material Litigation..........................................31
         4.7  No Default......................................................31
         4.8  Intellectual Property...........................................31
         4.9  Taxes ..........................................................32
         4.10 Federal Regulations.............................................32
         4.11 ERISA...........................................................32
         4.12 Investment Company Act; Other Regulations.......................32
         4.13 Purpose of Loans................................................33
         4.14 Environmental Matters...........................................33
         4.15 Disclosure......................................................34

SECTION 5.  CONDITIONS PRECEDENT..............................................34
         5.1  Conditions to Initial Loans.....................................34
         5.2  Conditions to Each Loan.........................................35

SECTION 6.  AFFIRMATIVE COVENANTS.............................................35
         6.1  Financial Statements............................................35
         6.2  Certificates; Other Information.................................36
         6.3  Payment of Obligations..........................................36
         6.4  Conduct of Business and Maintenance of Existence................37
         6.5  Maintenance of Property; Insurance..............................37
         6.6  Inspection of Property; Books and Records; Discussions..........37
         6.7  Notices.........................................................37

SECTION 7.  NEGATIVE COVENANTS................................................38
         7.1  Funded Debt Ratio...............................................38
         7.2  Limitation on Liens.............................................38
         7.3  Limitation on Fundamental Changes...............................39

SECTION 8.  EVENTS OF DEFAULT.................................................40

SECTION 9.  THE ADMINISTRATIVE AGENT; THE ARRANGER............................42
         9.1  Appointment.....................................................42
         9.2  Delegation of Duties............................................43
         9.3  Exculpatory Provisions..........................................43
         9.4  Reliance by Administrative Agent................................43
         9.5  Notice of Default...............................................43
         9.6  Non-Reliance on Administrative Agent and Other Lenders..........44
         9.7  Indemnification.................................................44
         9.8  Administrative Agent in Its Individual Capacity.................45
         9.9  Successor Administrative Agent..................................45
         9.10 The Arranger, the Book Manager and the Syndication Agents.......45

SECTION 10.  MISCELLANEOUS....................................................45
         10.1 Amendments and Waivers..........................................45
         10.2 Notices.........................................................46
         10.3 No Waiver; Cumulative Remedies..................................47
         10.4 Survival of Representations and Warranties......................47
         10.5 Payment of Expenses and Taxes...................................47
         10.6 Successors and Assigns; Participations and Assignments..........48
         10.7 Adjustments; Set-off............................................51
         10.8 Counterparts....................................................52
         10.9 Severability....................................................52
         10.10 Integration....................................................52
         10.11 GOVERNING LAW..................................................52
         10.12 Submission To Jurisdiction; Waivers............................52
         10.13 Acknowledgments................................................53
         10.14 Confidentiality................................................53
         10.15 WAIVERS OF JURY TRIAL..........................................53

SCHEDULES

Schedule I           Names, Addresses and Commitments of Lenders
Schedule 7.2         Existing Liens





EXHIBITS

Exhibit A            Form of Revolving Credit Note
Exhibit B            Form of CAF Advance Note
Exhibit C            Form of CAF Advance Request
Exhibit D            Form of CAF Advance Offer
Exhibit E            Form of CAF Advance Confirmation
Exhibit F            Form of Closing Certificate
Exhibit G            Form of Opinion of Counsel to Borrower
Exhibit H            Form of Assignment and Acceptance
Exhibit I            Form of Termination Date Extension

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 21, 2000, among (i) BOSTON SCIENTIFIC CORPORATION, a Delaware corporation (the "Borrower"), (ii) the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), (iii) ABN AMRO BANK N.V., a Dutch banking corporation, BANK OF AMERICA, N.A., a national banking association, COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, a Dutch banking corporation, and WACHOVIA BANK, N.A., a national banking association, as Syndication Agents (each in such capacity, a "Syndication Agent", and collectively, the "Syndication Agents"),
(iv) CHASE SECURITIES INC., as Arranger (in such capacity, the "Arranger") and as Book Manager (in such capacity, the "Book Manager") and (v) THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of August 19, 1999, (the "Existing Credit Agreement"), among
(i) Boston Scientific Corporation, (ii) the several banks and other financial institutions from time to time parties thereto (the "Existing Lenders"), (iii) ABN AMRO Bank N.V., Bank of America, N.A. (as successor by merger to Bank of America National Trust and Savings Institution), and Barclays Bank PLC, as syndication agents, (iv) Chase Securities Inc., as arranger and as book manager and (v) The Chase Manhattan Bank, as administrative agent for the Lenders thereunder, the Existing Lenders have agreed to make certain extensions of credit to the Borrower;

                  WHEREAS, the Borrower has requested the Existing Lenders to amend and restate the Existing Credit Agreement (a) to reallocate the Commitments of the Existing Lenders, (b) to provide for the addition of new lenders (the "New Lenders") and the removal of certain Existing Lenders and (c) to make certain other amendments to the Existing Credit Agreement; and

                  WHEREAS, the Administrative Agent and the Majority Lenders under the Existing Credit Agreement are willing to amend and restate the Existing Credit Agreement and the New Lenders are willing to become parties hereto, in each case on and subject to the terms and conditions contained herein;

                  NOW, THEREFORE, in consideration of the premises, and of the mutual covenants and agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:


                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
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                                                                               2

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Revolving Credit Loans bearing interest based upon the ABR.

                  "Administrative Agent": Chase, together with its Affiliates, as the arranger of the Revolving Credit Commitments and as the agent for the Lenders under this Agreement and the other Loan Documents.

                  "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the
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                                                                               3

         direction of the management and policies of such Person, whether by contract or otherwise.

                  "Aggregate Available Revolving Credit Commitments": the aggregate amount of the Available Revolving Credit Commitments of all of the Lenders.

                  "Aggregate Revolving Credit Commitments": the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

                  "Aggregate Revolving Credit Outstandings": as at any date of determination with respect to any Lender, the aggregate unpaid principal amount of such Lender's Revolving Credit Loans on such date.

                  "Aggregate Total Outstandings": as at any date of determination with respect to any Lender, an amount equal to the sum of
         (a) the Aggregate Revolving Credit Outstandings of such Lender on such date and (b) the aggregate unpaid principal amount of such Lender's CAF Advances on such date.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": with respect to each day for each Type of Loan, the rate per annum (bps) based on the Ratings in effect on such day, as set forth under the relevant column heading below:

                  Rating                 Eurodollar Loans          ABR Loans

                  Rating I                    24.0                     0
                  Rating II                   27.0                     0
                  Rating III                  30.0                     0
                  Rating IV                   52.5                     0
                  Rating V                    62.5                     0
                  Rating VI                   82.5                     0

                  "Assignee":  as defined in subsection 10.6(c).

                  "Available Revolving Credit Commitment": as at any date of determination with respect to any Lender, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment in effect on such date over (b) the Aggregate Revolving Credit Outstandings of such Lender on such date.

                  "Board":  as defined in the definition of ABR.

                  "Book Manager":  as defined in the preamble hereto.

                  "Borrower":  as defined in the preamble hereto.

                  "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.2 or 2.7 as a date on which the Borrower requests the Lenders to make Loans hereunder.

                  "Business":  as defined in subsection 4.14.

                  "Business Day": (a) when such term is used to describe a day on which a borrowing, payment or interest rate determination is to be made in respect of a Eurodollar Loan or a LIBO Rate CAF Advance, such day shall be a London Banking Day and (b) when such term is used in any context in this Agreement (including as described in the foregoing clause (a)), such term shall mean a day which, in addition to complying with any applicable requirements set forth in the foregoing clause (a), is a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "CAF Advance": each CAF (competitive advance facility) Advance made pursuant to subsection 2.6.

                  "CAF Advance Availability Period": the period from and including the Effective Date to and including the date which is 7 days prior to the Termination Date.

                  "CAF Advance Confirmation": each confirmation by the Borrower of its acceptance of CAF Advance Offers, which confirmation shall be substantially in the form of Exhibit E and shall be delivered to the Administrative Agent by facsimile transmission.

                  "CAF Advance Interest Payment Date": as to each CAF Advance, each interest payment date specified by the Borrower for such CAF Advance in the related CAF Advance Request.

                  "CAF Advance Maturity Date": as to any CAF Advance, the date specified by the Borrower pursuant to subsection 2.7(d)(ii) in its acceptance of the related CAF Advance Offer.

                  "CAF Advance Note":  as defined in subsection 3.13(e).

                  "CAF Advance Offer": each offer by a Lender to make CAF Advances pursuant to a CAF Advance Request, which offer shall contain the information specified in Exhibit D and shall be delivered to the Administrative Agent by telephone, immediately confirmed by facsimile transmission.

                  "CAF Advance Request": each request by the Borrower for Lenders to submit bids to make CAF Advances, which request shall contain the information in respect of such requested CAF Advances specified in Exhibit C and shall be delivered to the Administrative Agent in writing, by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "C/D Assessment Rate": for any day as applied to any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

                  "C/D Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                  "Chase": The Chase Manhattan Bank, a New York banking corporation.


                  "Closing Date": the first date on or before September 7, 2000, on which the conditions precedent set forth in subsection 5.1 shall be satisfied.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment Period": the period from and including the Effective Date to but not including the Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "Consolidated Funded Debt": at any time, all Indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Worth": at any time, all amounts which would, in accordance with GAAP, be included under shareholders' equity or classified as temporary equity, as prescribed by the Financial Accounting Standards Board or Securities and Exchange Commission (e.g. contingent stock repurchase obligations), on a consolidated balance sheet of the Borrower and its Subsidiaries as at such time; provided, that in computing Consolidated Net Worth, no deductions shall be made with respect to charges for purchased research and development related to the Schneider Acquisition.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Effective Date": September 7, 2000; provided that the Closing Date shall have occurred on or prior to such date.

                  "Environmental Laws": any and all applicable foreign, Federal, state, local or municipal laws, rules, regulations, statutes, ordinances, codes, decrees, or other enforceable requirements or orders of any Governmental Authority or other Requirements of Law regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan or CAF Advance, the rate per annum determined by the Administrative Agent to be the offered rate for deposits in Dollars with a term comparable to such Interest Period that appears on the applicable Telerate Page at approximately 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period; provided, however, that if at any time for any reason such offered rate does not appear on a Telerate Page, "Eurodollar Base Rate" shall mean, with respect to each day during each Interest Period pertaining to such Loan or CAF Advance, the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered deposits in Dollars at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurodollar Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                              --------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Excess Utilization Day": any day on which (i) the sum of the Aggregate Total Outstandings of all Lenders, plus the Aggregate Total Outstandings of all Lenders under (and as defined in) the Medium-Term Facility, exceeds (ii) (a) with respect to Rating Categories I, II and III, 50% of the aggregate amount of the Revolving Credit Commitments hereunder and the Revolving Credit Commitments under (and as defined in) the Medium-Term Facility (or, in each case, with respect to any day after termination of such Revolving Credit Commitments, 50% of the aggregate amount of such Revolving Credit Commitments in effect on the date immediately prior to the date on which such Revolving Credit Commitments terminated) and (b) with respect to Rating Categories IV, V and VI, 25% of the aggregate amount of the Revolving Credit Commitments hereunder and the Revolving Credit Commitments under (and as defined in) the Medium-Term Facility (or, in each case, with respect to any day after termination of such Revolving Credit Commitments, 25% of the aggregate amount of such Revolving Credit Commitments in effect on the date immediately prior to the date on which such Revolving Credit Commitments terminated).

                  "Facility Fee Rate": for each day during each calculation period, the rate per annum (bps) based on the Ratings in effect on such day, as set forth below:

                                                     Facility
                  Rating                             Fee Rate
                  ------                             ---------

                  Rating I                              6.0
                  Rating II                             8.0
                  Rating III                           10.0
                  Rating IV                            10.0
                  Rating V                             12.5
                  Rating VI                            17.5

                  "Fee Commencement Date":  the Effective Date.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "Fixed Rate CAF Advance": any CAF Advance made pursuant to a Fixed Rate CAF Advance Request.

                  "Fixed Rate CAF Advance Request": any CAF Advance Request requesting the Lenders to offer to make CAF Advances at a fixed rate (as opposed to a rate composed of the Eurodollar Rate plus (or minus) a margin).

                  "GAAP": generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in subsection 4.1.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other unrelated third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds
         (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
         (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Indebtedness": of any Person at any date, (a) all
         indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in
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                                                                               9

         accordance with customary practices and earn-outs and other similar obligations in respect of acquisition and other similar agreements),
         (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent":  pertaining to a condition of Insolvency.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

                  "Interest Period":  (a) with respect to any Eurodollar Loan:

                           (i) initially, the period commencing on the Borrowing
                  Date or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months (or, if available to all Lenders, nine or twelve months) thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                           (ii) thereafter, each period commencing on the last
                  day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months (or, if available to all Lenders, nine or twelve months) thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:


                           (1) if any Interest Period would otherwise end on a
                  day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (2) any Interest Period in respect of any Loan made
                  by any Lender that would otherwise extend beyond the Termination Date applicable to such Lender shall end on such Termination Date; and

                           (3) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (b) with respect to any LIBO Rate CAF Advance, the period beginning on the Borrowing Date with respect thereto and ending on the CAF Advance Maturity Date with respect thereto.

                  "LIBO Rate CAF Advance": any CAF Advance made pursuant to a LIBO Rate CAF Advance Request.

                  "LIBO Rate CAF Advance Request": any CAF Advance Request requesting the Lenders to offer to make CAF Advances at an interest rate equal to the Eurodollar Rate plus (or minus) a margin.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan":  any Revolving Credit Loan or CAF Advance.

                  "Loan Documents":  this Agreement and any Notes.

                  "London Banking Day": any day on which banks in London are open for general banking business, including dealings in foreign currency and exchange.

                  "Majority Lenders": (a) at any time prior to the termination of the Revolving Credit Commitments, Lenders, the Revolving Credit Commitment Percentages of which aggregate more than 50%; and (b) at any time after the termination of the Revolving Credit Commitments, Lenders whose Aggregate Total Outstandings aggregate more than 50% of the Aggregate Total Outstandings of all Lenders.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder; provided that the acquisition related charges and purchased research and development recorded or to be recorded in respect of the Schneider Acquisition shall not be a Material Adverse Effect.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any

         Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Medium Term Facility": the Credit Agreement, dated as of September 4, 1998, as amended, among the Borrower, the lenders parties thereto, The Chase Manhattan Bank, as administrative agent, and others, providing for a $1,000,000,000 revolving credit, multicurrency and competitive advance facility.

                  "Moody's":  Moody's Investors Service, Inc.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Non-Excluded Taxes":  as defined in subsection 3.10.

                  "Notes": the collective reference to any Revolving Credit Notes and any CAF Advance Notes.

                  "Participant":  as defined in subsection 10.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Properties":  as defined in subsection 4.14.

                  "Rating": the respective rating by each of the Rating Agencies applicable to the long-term senior unsecured non-credit enhanced debt of the Borrower, as announced by the Rating Agencies from time to time.

                  "Rating Agencies":  collectively, S&P and Moody's.

                  "Rating Category": each of Rating I, Rating II, Rating III, Rating IV, Rating V and Rating VI.

                  "Rating I, Rating II, Rating III, Rating IV, Rating V and Rating VI": the respective Ratings set forth below:

                                                                              12
                   Rating
                  Category             S&P                    Moody's
                  --------             ---                    -------

                  Rating I         greater than or        greater than or
                                   equal to A-            equal to A3

                  Rating II        lower than A-          lower than A3
                                   and greater than       and greater than or
                                   or equal to BBB+       equal to Baa1

                  Rating III       lower than BBB+        lower than Baa1
                                   and greater than       and greater than or
                                   or equal to BBB        equal to Baa2
                                            (A2/P2, or higher)

                  Rating IV        lower than BBB+        lower than Baa1
                                   and greater than       and greater than or
                                   or equal to BBB        equal to Baa2
                                        (A3/P2 or A2/P3, or lower)

                  Rating V         lower than BBB         lower than Baa2
                                   and greater than       and greater than or
                                   or equal to BBB-       equal to Baa3

                  Rating VI        lower than or equal    lower than or equal
                                   to BB+                 to  Ba1

         ; provided, that (i) if on any day the Ratings of the Rating Agencies do not fall in the same Rating Category, and the lower of such Ratings (i.e., the Rating Category designated by a numerically higher Roman numeral) is one Rating Category lower than the higher of such Ratings, then the Rating Category of the higher of such Ratings shall be applicable for such day, (ii) if on any day the Ratings of the Rating Agencies do not fall in the same Rating Category, and the lower of such Ratings is more than one Rating Category lower than the higher of such Ratings, then the Rating Category next higher from that of the lower of such Ratings shall be applicable for such day, (iii) if on any day the Rating of only one of the Rating Agencies is available, then the Rating Category of such Rating shall be applicable for such day and (iv) if on any day a Rating is available from neither of the Rating Agencies, then Rating VI shall be applicable for such day. Any change in the applicable Rating Category resulting from a change in the Rating of a Rating Agency shall become effective on the date such change is publicly announced by such Rating Agency.

                  "Reference Lenders": Chase, Bank of America, N.A., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, ABN AMRO Bank N.V. and Wachovia Bank, N.A.

                  "Register":  as defined in subsection 10.6(d).

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.ss. 4043.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": with respect to the Borrower, the chief executive officer and the president of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.

                  "Revolving Credit Commitment": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I under the heading "Revolving Credit Commitment," as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

                  "Revolving Credit Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Revolving Credit Commitment at such time constitutes of the Aggregate Revolving Credit Commitments at such time (or, if the Revolving Credit Commitments have terminated or expired, the percentage which (a) the Aggregate Revolving Credit Outstandings of such Lender at such time then constitutes of (b) the Aggregate Revolving Credit Outstandings of all Lenders at such time).

                  "Revolving Credit Loans":  as defined in subsection 2.1.

                  "Revolving Credit Note":  as defined in subsection 3.13(d).

                  "S&P":  Standard & Poor's Ratings Services.

                  "Schneider Acquisition": the acquisition by the Borrower and its Subsidiaries of the stock and assets related to the Schneider business from Pfizer, Inc.

                  "Signing Date": the date on which the Lenders have signed this Agreement.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Syndication Agents":  as defined in the preamble hereto.

                  "Termination Date": with respect to a Lender, the date which is 364 days after the Fee Commencement Date, as such date may be extended with respect to such Lender pursuant to subsection 2.4.

                  "Tranche": the collective reference to Eurodollar Loans, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "Eurodollar Tranches".

                  "Transferee":  as defined in subsection 10.6(f).

                  "Type": as to any Revolving Credit Loan, its nature as an ABR Loan or a Eurodollar Loan.

                  "Utilization Fee Rate": 10 bps per annum, for Rating Categories I, II, and III; 12.5 bps for Rating Categories IV, V and VI.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") in Dollars to the Borrower from time to time during the Commitment Period so long as after giving effect thereto (i) the Available Revolving Credit Commitment of each Lender is greater than or equal to zero and
(ii) the Aggregate Total Outstandings of all Lenders do not exceed the Aggregate Revolving Credit Commitments. During the Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 3.2, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

                  2.2 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) on the requested Borrowing Date, otherwise), in each case specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Type of Loan and the length of the initial Interest Period therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the Aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower, each Lender will make an amount equal to its Revolving Credit Commitment Percentage of the principal amount of the Revolving Credit Loans requested to be made on such Borrowing Date available to the Administrative Agent for the account of the Borrower at the New York office of the Administrative Agent specified in subsection 10.2 in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                  2.3 Facility Fee; Utilization Fee. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee for the period from and including the Fee Commencement Date to the Termination Date, computed at the Facility Fee Rate on the average daily amount of the Revolving Credit Commitment of such Lender (regardless of usage) during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

                   (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a utilization fee for each Excess Utilization Day during the period from and including the Fee Commencement Date to the Termination Date, computed at the Utilization Fee Rate on the average daily amount of the Aggregate Total Outstandings of such Lender for each Excess Utilization Day during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

                  2.4 Termination or Reduction of Revolving Credit Commitments; Extension of Termination Date. (a) The Borrower shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, either (a) the Aggregate Available Revolving Credit Commitments would not be greater than or equal to zero or (b) the Available Revolving Credit Commitments of any Lender would not be greater than or equal to zero. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

                  (b)(i) The Borrower may request, in a notice given as herein provided and in the form of Exhibit I to the Administrative Agent and each of the Lenders not more than 60 days, and not less than 30 days, prior to the Termination Date that the Termination Date (the "Existing Termination Date") be extended. Such notice shall specify the requested new Termination Date (the "Requested Termination Date"), which shall be not more than 364 days after the Existing Termination Date. Each Lender, acting in its sole discretion, shall, not later than the later of (i) the date which is 30 days prior to the Existing Termination Date and (ii) the date which is 20 days after the receipt by the Lenders of any such notice from the Borrower, notify the Borrower and the Administrative Agent in writing of its election to extend or not to extend the Termination Date with respect to its Revolving Credit Commitment. Any Lender which shall not timely notify the Borrower and the Administrative Agent of its election to extend the Termination Date shall be deemed to have elected not to extend the Termination Date with respect to its Revolving Credit Commitment (any Lender who timely notifies the Borrower and the Administrative Agent of an election not to extend its Revolving Credit Commitment and any Lender so deemed to have elected not to extend its Revolving Credit Commitment being referred to as a "Terminating Lender"). The election of any Lender to agree to a requested extension shall not obligate any other Lender so to agree.

                  (ii) If and only if Lenders holding at least 50% of the Aggregate Revolving Credit Commitments on the date of the notice delivered by the Borrower pursuant to subparagraph (i) above (including Revolving Credit Commitments of all Terminating Lenders on such date) shall have agreed during the period referred to in such subparagraph (i) to extend the Existing Termination Date, then (A) the Revolving Credit Commitments of the Lenders other than Terminating Lenders (the "Continuing Lenders") shall, subject to the other provisions of this Agreement, be extended to the Requested Termination Date specified in the notice from the Borrower, and as to such Lenders the term "Termination Date", as used herein, shall on and after the date as of which the requested extension is effective mean such Requested Termination Date, provided that if such date is not a Business Day, then such Requested Termination Date shall be the next preceding Business Day and (B) the Revolving Credit Commitments of the Terminating Lenders shall continue until the Existing Termination Date, and shall then terminate, and as to the Terminating Lenders, the term "Termination Date", as used herein, shall continue to mean the Existing Termination Date.

                  (c) In the event that the Termination Date shall have been extended for the Continuing Lenders in accordance with paragraph (b) above and, in connection with such extension, there are Terminating Lenders, the Borrower may, at its own expense, require any Terminating Lender to transfer and assign in whole or in part, without recourse (in accordance with subsection 10.6) all or part of its interests, rights and obligations under this Agreement (other than any CAF Advances owing to such Terminating Lender) to an assignee (which assignee may be another Lender, if another Lender accepts such assignment) that shall assume such assigned obligations and that shall agree that its Revolving Credit Commitment will expire on the Termination Date in effect for Continuing Lenders pursuant to such paragraph (b); provided, however, that (i) the Borrower shall have received a written consent of the Administrative Agent in the case of an assignee that is not a Lender (which consent shall not unreasonably be withheld) and (ii) the assigning Lender shall have received from the Borrower or such assignee full payment in immediately available funds of the principal of and interest accrued to the date of such payment on the Loans made by it hereunder to the extent that such Loans are subject to such assignment, the facility fees and utilization fees accrued on such Lender's Revolving Credit Commitment under subsection 2.3 to the date of such payment and all other amounts owed to it hereunder (including any amounts that would be payable to the assigning Lender pursuant to subsection 3.11 if such assignment were, instead, a prepayment of the Loans of such Lender). Any such assignee's Termination Date shall be the Termination Date in effect at the time of such assignment for the Continuing Lenders. The Borrower shall not have any right to require a Lender to assign any part of its interests, rights and obligations under this Agreement pursuant to this paragraph (c) unless it has notified such Lender of its intention to require the assignment thereof at least ten days prior to the proposed assignment date.

                  2.5 Repayment of Revolving Credit Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 3.4.

                  2.6 CAF Advances. Subject to the terms and conditions of this Agreement, the Borrower may borrow CAF Advances from time to time on any Business Day during the CAF Advance Availability Period. CAF Advance shall be denominated in Dollars. CAF Advances may be borrowed in amounts such that the aggregate amount of Loans outstanding at any time shall not exceed the aggregate amount of the Revolving Credit Commitments at such time. Within the limits and on the conditions hereinafter set forth with respect to CAF Advances, the Borrower from time to time may borrow, repay and reborrow CAF Advances.

                  2.7 Procedure for CAF Advance Borrowing. (a) The Borrower shall request CAF Advances by delivering a CAF Advance Request to the Administrative Agent, not later than 12:00 Noon (New York City time) four Business Days prior to the proposed Borrowing Date (in the case of a LIBO Rate CAF Advance Request), and not later than 10:00 A.M. (New York City time) one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate CAF Advance Request). Each CAF Advance Request in respect of any Borrowing Date may solicit bids for CAF Advances on such Borrowing Date in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and having not more than three alternative CAF Advance Maturity Dates. The CAF Advance Maturity Date for each CAF Advance shall be the date set forth therefor in the relevant CAF Advance Request, which date shall be (i) not less than 7 days nor more than 360 days after the Borrowing Date therefor, in the case of a Fixed Rate CAF Advance, (ii) not less than one month nor more than twelve months after the Borrowing Date therefor, in the case of a LIBO CAF Advance and (iii) not later than the Termination Date, in the case of any CAF Advance. The Administrative Agent shall notify each Lender promptly by facsimile transmission of the contents of each CAF Advance Request received by the Administrative Agent.

                  (b) In the case of a LIBO Rate CAF Advance Request, upon receipt of notice from the Administrative Agent of the contents of such CAF Advance Request, each Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at the Eurodollar Rate plus (or minus) a margin determined by such Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Administrative Agent, before 10:30 A.M. (New York City time) on the day that is three Business Days before the proposed Borrowing Date, setting forth:

                  (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date and the aggregate maximum amount of CAF Advances for all CAF Advance Maturity Dates which such Lender would be willing to make (which amounts may, subject to subsection 2.6, exceed such Lender's Revolving Credit Commitment); and

                  (ii) the margin above or below the Eurodollar Rate at which such Lender is willing to make each such CAF Advance.

The Administrative Agent shall advise the Borrower before 11:00 A.M. (New York City time) on the date which is three Business Days before the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the Administrative Agent, in its capacity as a Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 10:15 A.M. (New York City time) on the date which is three Business Days before the proposed Borrowing Date.

                  (c) In the case of a Fixed Rate CAF Advance Request, upon receipt of notice from the Administrative Agent of the contents of such CAF Advance Request, each Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at a rate of interest determined by such Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Administrative Agent before 9:30 A.M. (New York City time) on the proposed Borrowing Date, setting forth:

                  (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date, and the aggregate maximum amount for all CAF Advance Maturity Dates, which such Lender would be willing to make (which amounts may, subject to subsection 2.6, exceed such Lender's Revolving Credit Commitment); and

                  (ii) the rate of interest at which such Lender is willing to make each such CAF Advance.

The Administrative Agent shall advise the Borrower before 10:00 A.M. (New York City time) on the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the Administrative Agent, in its capacity as a Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 9:15 A.M. (New York City time) on the proposed Borrowing Date.

                  (d) Before 11:30 A.M. (New York City time) three Business Days before the proposed Borrowing Date (in the case of CAF Advances requested by a LIBO Rate CAF Advance Request) and before 10:30 A.M. (New York City time) on the proposed Borrowing Date (in the case of CAF Advances requested by a Fixed Rate CAF Advance Request), the Borrower, in its absolute discretion, shall:

                  (i) cancel such CAF Advance Request by giving the Administrative Agent telephone notice to that effect, or

                  (ii) by giving telephone notice to the Administrative Agent (immediately confirmed by delivery to the Administrative Agent of a CAF Advance Confirmation by facsimile transmission) (A) subject to the provisions of subsection 2.7(e), accept one or more of the offers made by any Lender or Lenders pursuant to subsection 2.7(b) or subsection 2.7(c), as the case may be, and (B) reject any remaining offers made by Lenders pursuant to subsection 2.7(b) or subsection 2.7(c), as the case may be.

                  (e) The Borrower's acceptance of CAF Advances in response to any CAF Advance Offers shall be subject to the following limitations:

                  (i) the amount of CAF Advances accepted for each CAF Advance Maturity Date specified by any Lender in its CAF Advance Offer shall not exceed the maximum amount for such CAF Advance Maturity Date specified in such CAF Advance Offer;

                  (ii) the aggregate amount of CAF Advances accepted for all CAF Advance Maturity Dates specified by any Lender in its CAF Advance Offer shall not exceed the aggregate maximum amount specified in such CAF Advance Offer for all such CAF Advance Maturity Dates;

                  (iii) the Borrower may not accept offers for CAF Advances for any CAF Advance Maturity Date in an aggregate principal amount in excess of the maximum principal amount requested in the related CAF Advance Request; and

                  (iv) if the Borrower accepts any of such offers, it must accept offers based solely upon pricing for each relevant CAF Advance Maturity Date and upon no other criteria whatsoever, and if two or more Lenders submit offers for any CAF Advance Maturity Date at identical pricing and the Borrower accepts any of such offers but does not wish to (or, by reason of the limitations set forth in subsection 2.6, cannot) borrow the total amount offered by such Lenders with such identical pricing, the Borrower shall accept offers from all of such Lenders in amounts allocated among them pro rata according to the amounts offered by such Lenders (with appropriate rounding, in the sole discretion of the Borrower, to assure that each accepted CAF Advance is an integral multiple of $1,000,000); provided that if the number of Lenders that submit offers for any CAF Advance Maturity Date at identical pricing is such that, after the Borrower accepts such offers pro rata in accordance with the foregoing provisions of this paragraph, the CAF Advance to be made by any such Lender would be less than $5,000,000 principal amount, the number of such Lenders shall be reduced by the Administrative Agent by lot until the CAF Advances to be made by each such remaining Lender would be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (f) If the Borrower notifies the Administrative Agent that a CAF Advance Request is cancelled pursuant to subsection 2.7(d)(i), the Administrative Agent shall give prompt telephone notice thereof to the Lenders.

                  (g) If the Borrower accepts pursuant to subsection 2.7(d)(ii) one or more of the offers made by any Lender or Lenders, the Administrative Agent promptly shall notify each Lender which has made such an offer of (i) the aggregate amount of such CAF Advances to be made on such Borrowing Date for each CAF Advance Maturity Date and (ii) the acceptance or rejection of any offers to make such CAF Advances made by such Lender. Before 12:00 Noon (New York City time) on the Borrowing Date specified in the applicable CAF Advance Request, each Lender whose CAF Advance Offer has been accepted shall make available to the Administrative Agent the amount of CAF Advances to be made by such Lender, in immediately available funds, at the funding office specified from time to time by the Administrative Agent by notice to the Lenders. The Administrative Agent will make such funds available to the Borrower as soon as practicable on such date at such office of the Administrative Agent. As soon as practicable after each Borrowing Date, the Administrative Agent shall notify each Lender of the aggregate amount of CAF Advances advanced on such Borrowing Date and the respective CAF Advance Maturity Dates thereof.

                  2.8 Repayment of CAF Advances. The Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of each Lender which has made a CAF Advance, on the applicable CAF Advance Maturity Date the then unpaid principal amount of such CAF Advance. The Borrower shall have the right to prepay any principal amount of any CAF Advance only with the consent of the Lender to which such CAF Advance is owed. The Borrower hereby further agrees to pay interest on the unpaid principal amount of each CAF Advance from the Borrowing Date to the applicable CAF Advance Maturity Date at the rate of interest specified in the CAF Advance Offer accepted by the Borrower in connection with such CAF Advance (calculated on the basis of a 360-day year for actual days elapsed), payable on each applicable CAF Advance Interest Payment Date.

                  2.9 Certain Restrictions with Respect to CAF Advances. A CAF Advance Request may request offers for CAF Advances to be made on not more than one Borrowing Date and to mature on not more than three CAF Advance Maturity Dates. No CAF Advance Request may be submitted earlier than five Business Days after submission of any other CAF Advance Request.

                          SECTION 3. CERTAIN PROVISIONS
                             APPLICABLE TO THE LOANS

                  3.1 Optional Prepayments. The Borrower may at any time and from time to time prepay the Revolving Credit Loans, in whole or in part, without premium or penalty (other than any amounts payable pursuant to subsection 3.11 if such prepayment is of Eurodollar Loans and is made on a day other than the last day of the Interest Period with respect thereto), upon at least four Business Days' irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein.

                  3.2 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined that such a continuation is not appropriate or
(ii) after the date that is one month prior to the Termination Date, and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted, such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

                  3.3 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Revolving Credit Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. In no event shall there be more than 7 Tranches outstanding at any time.

                  3.4 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin in effect for such day.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (c) Each CAF Advance shall bear interest at the rate determined in accordance with subsection 2.7.

                  (d) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any facility fee or utilization fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, facility fee, utilization fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, facility fee or other amount is paid in full (as well after as before judgment).

                  (e) Interest pursuant to this subsection shall be payable in arrears on each Interest Payment Date or CAF Advance Interest Payment Date, as the case may be, provided that interest accruing pursuant to paragraph (d) of this subsection shall be payable from time to time on demand.

                  3.5 Computation of Interest and Fees. (a) Whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest and fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, the Eurocurrency Reserve Requirements, the C/D Assessment Rate or the C/D Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 3.4(a) or (c).

                  (c) If any Reference Lender shall for any reason no longer have a Commitment or any Loans, such Reference Lender shall thereupon cease to be a Reference Lender, and if, as a result, there shall only be one Reference Lender remaining, the Administrative Agent (after consultation with the Lenders and with the consent of the Borrower (which consent shall not be unreasonably withheld)) shall, by notice to the Borrower and the Lenders, designate another Lender as a Reference Lender so that there shall at all times be at least two Reference Lenders.

                  (d) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of subsection 3.6, be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender.

                  3.6 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (w) any Eurodollar Loans, requested to be made on the first day of such Interest Period shall be made as ABR Loans, provided, that, notwithstanding the provisions of subsection 2.2, the Borrower may cancel the request for such Eurodollar Loan, by written notice to the Administrative Agent one Business Day prior to the first day of such Interest Period and the Borrower shall not be subject to any liability pursuant to subsection 3.11 with respect to such cancelled request, (x) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (y) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

                  3.7 Pro Rata Treatment and Payments. (a) Each payment (other than optional prepayments) of principal or interest in respect of the Loans shall be made pro rata according to the amounts then due and owing to the respective Lenders.

                  (b) Each borrowing by the Borrower of Revolving Credit Loans from the Lenders hereunder shall be made pro rata according to the Revolving Credit Commitment Percentages of the Lenders in effect on the date of such borrowing. Each payment by the Borrower on account of any facility fee hereunder and any reduction of the Revolving Credit Commitments of the Lenders shall be allocated by the Administrative Agent among the Lenders pro rata according to the Revolving Credit Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then due and owing to the Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  (c) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon equal to the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

                  3.8 Illegality. Notwithstanding any other provision herein, if after the date hereof the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans or continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 3.11.

                  3.9 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof (or, in the case of LIBO Rate CAF Advances, made subsequent to acceptance by the Borrower of such LIBO Rate CAF Advance):

                        (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Eurodollar Loan or LIBO Rate CAF Advance made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 3.10 and changes in the rate of tax on the overall net income of such Lender);

                       (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate, as the case may be; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or LIBO Rate CAF Advances or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable; provided, that the Borrower shall not be required to pay to any Lender any amounts under this paragraph for any period prior to the date on which such Lender gives notice to the Borrower that such amounts are payable unless such Lender gives such notice within 180 days after it became aware or should have become aware of the event giving rise to such payment obligation.

                  (b) If any Lender shall have determined that after the date hereof the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided, that the Borrower shall not be required to pay to any Lender any amounts under this paragraph for any period prior to the date on which such Lender gives notice to the Borrower that such amounts are payable unless such Lender gives such notice within 180 days after it became aware or should have become aware of the event giving rise to such payment obligation.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  3.10 Taxes. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                        (i) deliver to the Borrower and the Administrative Agent
         (A) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8BEN or W-9, or successor applicable form, as the case may be;

                       (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                      (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form W-8BEN or W-8ECI, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8BEN or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

                  3.11 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans or CAF Advances after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans or CAF Advances or the conversion of Eurodollar Loans to ABR Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) or, in the case of CAF Advances, the applicable CAF Advance Maturity Date (or proposed CAF Advance Maturity Date), in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin or any positive margin applicable to CAF Advances included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  3.12 Change of Lending Office; Removal of Lender. Each Lender agrees that if it makes any demand for payment under subsection 3.9 or 3.10(a), or if any adoption or change of the type described in subsection 3.8 shall occur with respect to it, (i) it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 3.9 or 3.10(a), or would eliminate or reduce the effect of any adoption or change described in subsection 3.8 or (ii) it will, upon at least five Business Days' notice from the Borrower to such Lender and the Administrative Agent, assign, pursuant to and in accordance with the provisions of subsection 10.6(c), to one or more Assignees designated by the Borrower all, but not less than all, of such Lender's rights and obligations hereunder (other than rights in respect of such Lender's outstanding CAF Advance), without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of each Revolving Credit Loan then owing to such Lender plus any accrued but unpaid interest thereon and any accrued but unpaid facility fees and utilization fees owing thereto and, in addition, all additional costs and reimbursements, expense reimbursements and indemnities, if any, owing in respect of such Lender's Revolving Credit Commitment hereunder at such time (including any amount that would be payable under subsection 3.11 if such assignment were, instead, a prepayment in full of all amounts owing to such Lender) shall be paid to such Lender.

                  3.13 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) The Administrative Agent shall maintain the Register pursuant to subsection 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) in the case of Revolving Credit Loans, the amount of each Revolving Credit Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) in the case of CAF Advances, the amount and currency of each CAF Advance made hereunder, the CAF Advance Maturity Date thereof, the interest rate applicable thereto and each CAF Advance Interest Payment Date applicable thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (c) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 3.13(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

                  (d) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Revolving Credit Note").

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the CAF Advances of such Lender, substantially in the form of Exhibit B with appropriate insertions (a "CAF Advance Note").

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

                  4.1 Financial Condition. The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1999 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Ernst & Young LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 2000 and the related unaudited consolidated statements of income and of cash flows for the fiscal period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and materially correct and present fairly (subject to normal year-end audit adjustments) the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal period then ended. All such annual financial statements, including the related schedules and notes thereto, were, as of the date prepared, prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). The quarterly financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X under the Securities Act of 1933. Accordingly, such quarterly statements do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of the Borrower, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, material contingent liability or material liability for taxes, or any material long-term lease or material unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto.

                  4.2 No Change. Since December 31, 1999 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

                  4.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except to the extent that the failure of the foregoing clauses (a) (only with respect to Subsidiaries of the Borrower), (c) and (d) to be true and correct could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required with respect to the Borrower or any of its Subsidiaries in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party. This Agreement and each other Loan Document to which the Borrower is, or is to become, a party has been or will be, duly executed and delivered on behalf of the Borrower. This Agreement and each other Loan Document to which the Borrower is, or is to become, a party constitutes or will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  4.5 No Legal Bar. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation which could reasonably be expected to have a Material Adverse Effect.

                  4.6 No Material Litigation. Except as disclosed in the Borrower's Form 10-Q dated June 30, 2000, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

                  4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8 Intellectual Property. Except as disclosed in the Borrower's Form 10-Q dated June 30, 2000, the Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). Except as disclosed in the Borrower's Form 10-Q dated June 30, 2000, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim, except for such claims that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Borrower's Form 10-Q dated June 30, 2000, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  4.9 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no material claim is being asserted, with respect to any such tax, fee or other charge.

                  4.10 Federal Regulations. No part of the proceeds of any Loans will be used in any manner which would violate Regulation U of the Board as now and from time to time hereafter in effect.

                  4.11 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan other than a Multiemployer Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, where the liability which could be reasonably expected to result could have a Material Adverse Effect; provided, however, that with respect to any Multiemployer Plan, such representation is made only to the knowledge of the Borrower. No termination of a Single Employer Plan pursuant to Section 4041(c) or 4042 of ERISA has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan and to the knowledge of the Borrower, neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made which liability could be reasonably expected to result could have a Material Adverse Effect. No such Multiemployer Plan is in Reorganization or Insolvent.

                  4.12 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

                  4.13 Purpose of Loans. The proceeds of the Loans shall be used to finance or refinance the working capital and general corporate needs of the Borrower and its Subsidiaries, including acquisitions.

                  4.14 Environmental Matters. Except to the extent that the failure of the following statements to be true and correct could not reasonably be expected to have a Material Adverse Effect:

                  (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

                  (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business") which could reasonably be expected to materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

                  (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the

         Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

                  (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

                  4.15 Disclosure. The statements and information contained herein and in any of the information provided to the Administrative Agent or the Lenders in writing (other than financial projections) in connection with this Agreement, taken as a whole, do not contain any untrue statement of any material fact, or omit to state a fact necessary in order to make such statements or information not misleading in any material respect, in each case in light of the circumstances under which such statements were made or information provided as of the date so provided.

                         SECTION 5. CONDITIONS PRECEDENT

                  5.1 Conditions to Initial Loans. The agreement of each Lender to make the initial Loan requested to be made by it is subject to the satisfaction on the Closing Date of the following conditions precedent:

                  (a) Credit Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender.

                  (b) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit F, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                  (c) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

                  (d) Legal Opinion. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of counsel to the Borrower (which opinion may be delivered in part by in-house counsel to the Borrower), covering the matters set forth in Exhibit G. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (e) Approvals. All governmental and third party approvals necessary in connection with the execution, delivery and performance of this Agreement and the other Loan Documents shall have been obtained and be in full force and effect.

                  (f) Financial Statements. The Lenders shall have received (i) satisfactory audited consolidated financial statements of the Borrower and its consolidated Subsidiaries for the two most recent fiscal years ended prior to the Closing Date as to which such financial statements are available and (ii) satisfactory unaudited interim consolidated financial statements of the Borrower and its consolidated Subsidiaries for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available.

                  (g) Existing Credit Agreement. The Administrative Agent shall have received from the Borrower for the account of the Existing Lenders all fees due and owing under subsection 2.3 of the Existing Credit Agreement.

                  5.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents (other than, in the case of any Loan made after the Closing Date, the representations and warranties in subsections 4.2 and 4.6) shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.


                        SECTION 6. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                  6.1  Financial Statements.  Furnish to each Lender:

                  (a) as soon as available, but in any event within 110 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and stockholders' equity and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income for such quarter and the portion of the fiscal year through the end of such quarter and of cash flows of the Borrower and its consolidated Subsidiaries for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein); provided, that it is hereby acknowledged that the quarterly financial statements delivered pursuant to paragraph (b) above may not include all of the information and footnotes required by GAAP for complete annual financial statements.

                  6.2 Certificates; Other Information. Furnish to the Administrative Agent with sufficient copies for the Lenders:

                  (a) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and 6.1(b), a certificate of a Responsible Officer stating that such Officer has obtained no knowledge of any Default or Event of Default that has occurred and is continuing except as specified in such certificate, and including calculations demonstrating compliance with subsection 7.1;

                  (b) within ten days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority, and promptly after the same are issued, copies of all press releases issued by the Borrower; and

                  (c) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                  6.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as conducted by it on the Signing Date and preserve, renew and keep in full force and effect its corporate existence and (except as could not in the aggregate be reasonably expected to have a Material Adverse Effect) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 7.3; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  6.5 Maintenance of Property; Insurance. Keep all property necessary in its business in good working order and condition except to the extent that failure to do so could not, in the aggregate, be reasonably expected to have a Material Adverse Effect; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are adequate for conducting its business; and furnish to each Lender, upon written request, full information as to the insurance carried.

                  6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

                  6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a)  the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time involving the Borrower or any of its Subsidiaries, which in either case, could reasonably be expected to have a Material Adverse Effect; and

                  (c) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
         (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan, other than the termination of any Single Employer Plan pursuant to Section 4041(b) of ERISA where, in connection with any of the foregoing, the amount of liability the Borrower or any Commonly Controlled Entity could reasonably be expected to incur would be material.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                          SECTION 7. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Revolving Credit Commitments (or any of them) remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not, and (except with respect to subsection 7.1) shall not permit any of its Subsidiaries to, directly or indirectly:

                  7.1 Funded Debt Ratio. Permit the ratio of (i) Consolidated Funded Debt to (ii) the sum of (A) Consolidated Net Worth and (B) Consolidated Funded Debt, to be at any time greater than .60 to 1.0.

                  7.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

                  (f) Liens in existence on the date hereof listed on Schedule 7.2, provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Borrower and its Subsidiaries incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets,
         (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

                  (h) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof, provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased;

                  (i) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Borrower and all Subsidiaries) $100,000,000 in aggregate amount at any time outstanding.

                  7.3 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

                  (b) the Borrower or any wholly owned Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary, and, so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result thereof, the Borrower or any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any non-wholly owned Subsidiary of the Borrower for fair market value;

                  (c) any non-wholly owned Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any wholly owned Subsidiary of the Borrower for fair market value or may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other non-wholly owned Subsidiary of the Borrower; and

                  (d) the Borrower or any Subsidiary of the Borrower may be merged or consolidated with or into another Person; provided that the Borrower or such Subsidiary shall be the continuing or surviving corporation and no Default or Event of Default shall have occurred and be continuing or would occur as a result thereof (and, in the case of any such transaction involving a Subsidiary such Subsidiary shall continue to be a Subsidiary or the Borrower shall have received fair market value therefor as determined by the Board of Directors of the Borrower); and provided further that the Borrower may not be merged or consolidated with or into any Subsidiary.

                          SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) (i) The Borrower shall default in the observance or performance of any covenant contained in Section 7; or (ii) the Borrower shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided above in this Section), and such default described in this clause (ii) shall continue unremedied for a period of 30 days; or

                  (d) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $100,000,000; or

                  (e) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not or shall admit in writing its inability to, pay its debts as they become due; or

                  (f) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of

         Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (g) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or in excess of the amount recoverable by insurance) of $100,000,000 (net of any related tax benefit) or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (h) (i) Any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (A) shall have acquired beneficial ownership of 30% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower or (B) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors or (ii) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors; "Continuing Directors" shall mean the directors of the Borrower on the Closing Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (e) of this Section with respect to the Borrower, automatically the Revolving Credit Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and
(B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                SECTION 9. THE ADMINISTRATIVE AGENT; THE ARRANGER

                  9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

                  9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan

Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  9.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Revolving Credit Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Revolving Credit Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Revolving Credit Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  9.10 The Arranger, the Book Manager and the Syndication Agents. None of the Arranger, the Book Manager or the Syndication Agents shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Arranger, the Book Manager or the Syndication Agents shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Arranger, the Book Manager or the Syndication Agents in deciding to enter into this Agreement or in taking or not taking any action hereunder.

                            SECTION 10. MISCELLANEOUS

                  10.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan, or reduce the stated rate or amount of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection, or reduce the percentages specified in the definitions of Majority Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower:              Boston Scientific Corporation
                                    One Boston Scientific Place
                                    Natick, Massachusetts 01760
                                    Attention: Lawrence C. Best
                                               Chief Financial Officer and
                                               Senior Vice President,
                                               Finance & Administration
                                    Fax:       508-650-8951
                                    with a copy to:

                                    General Counsel's Office
                                    Fax:       508-650-8960

         The Administrative         Loan & Agency Services Group
          Agent:                    One Chase Manhattan Plaza
                                    8th Floor
                                    New York, New York 10081
                                    Attention: Janet Belden
                                    Fax: 212-552-5658

                                    with a copy to:

                                    The Chase Manhattan Bank
                                    270 Park Avenue
                                    New York, New York 10017
                                    Attention: Dawn Lee Lum
                                    Fax: 212-270-3279

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 2.4, 2.7 or 3.2 shall not be effective until received.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to
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                                                                              47

each Lender and of counsel to the Administrative Agent, provided, that in connection with any workout or restructuring, the Borrower shall pay the fees and disbursements of one counsel for the Administrative Agent and the Lenders pursuant to this clause (b), (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or any such Lender. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 10.1(a). The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 3.9, 3.10 and 3.11 with respect to its participation in the Revolving Credit Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 3.10, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign (i) to any Lender, any Affiliate thereof of comparable credit-worthiness or any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by the assigning Lender or an Affiliate of such Lender of comparable credit-worthiness or (ii) with the consent of the Borrower (unless a Default or an Event of Default shall have occurred and be continuing) and the Administrative Agent (which in each case shall not be unreasonably withheld), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit H, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then an entity described in clause (i) above, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional bank, financial institution or other entity, the sum of the aggregate principal amount of the Loans and the aggregate amount of the unused Revolving Credit Commitment being assigned shall be not less than $5,000,000 and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Revolving Credit Loans and the aggregate amount of the unused Revolving Credit Commitment remaining with the assigning Lender shall be not less than $10,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Revolving Credit Commitments as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

                  (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection
10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments of, and principal amount of the

Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower (if required) and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

                  (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of subsection 10.14, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of such and its Affiliates prior to becoming a party to this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to Section 2.1, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall satisfy the obligation of the Granting Lenders to make Loans to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.6 any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC. In no event shall the Borrower be obligated to pay to an SPC that has made a Loan any greater amount than the Borrower would have been obligated to pay under this Agreement if the Granting Lender had made such Loan. Each Granting Lender shall indemnify and hold harmless the Borrower and its directors, officers, employees and agents from and against any and all losses, liabilities, claims, damages and expenses arising from or attributable to the making of a Loan by an SPC of such Granting Lender.

                  10.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans then due and owing, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(e), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans then due and owing, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  10.13 Acknowledgments. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  10.14 Confidentiality. Each Lender agrees to keep confidential any written or oral information (a) provided to it by or on behalf of the Borrower or any of its Subsidiaries pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of the Borrower or any of its Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee which receives such information having been made aware of the confidential nature thereof and having agreed to abide by the provisions of this subsection 10.14, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, and to employees and officers of its Affiliates who agree to be bound by the terms of this subsection 10.14 and who have a need for such information in connection with this Agreement or other transactions or proposed transactions with the Borrower, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, (vii) in connection with the exercise of any remedy hereunder, or (viii) with the written consent of the Borrower.

                  10.15 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  BOSTON SCIENTIFIC CORPORATION


                                  By: \s\ Milan Kofol
                                      -----------------------------------------
                                      Name: Milan Kofol
                                      Title: Vice President, Treasurer &
                                      Investor Relations


                                  THE CHASE MANHATTAN BANK,
                                    as Book Manager, Administrative Agent
                                    and as a Lender


                                  By: \s\ Dawn Lee Lum
                                      -------------------------------------
                                        Name: Dawn Lee Lum
                                        Title: Vice President


                                  ABN AMRO BANK N.V.,
                                     as Syndication Agent and as a Lender


                                  By: \s\ Richard R. DaCosta
                                      ------------------------------------
                                        Name: Richard R. DaCosta
                                        Title: Vice President


                                  By:\s\ David A. Carroll
                                     ----------------------------------------
                                         Name: David A. Carroll
                                        Title: Assistant Vice President


                                  BANK OF AMERICA, N.A.,
                                    as Syndication Agent and as a Lender


                                  By:\s\ Lawrence J. Gordon
                                     -------------------------------------
                                        Name: Lawrence J. Gordon
                                        Title: Principal

COOPERATIEVE CENTRALE RAIFFEISEN-
BOERENLEENBANK B.A., "RABOBANK
NEDERLAND", NEW YORK BRANCH,
 as Syndication Agent and as a Lender

By: \s\  Ellen A. Polansky and Thomas R. Stevens
   --------------------------------------------
      Name: Ellen A Polansky and Thomas R, Stevens
      Title: Vice President and Managing Director


WACHOVIA BANK, N.A.,
  as Syndication Agent and as a Lender


By: \s\ Henry H. Hagan
    ---------------------------------------
      Name: Henry H. Hagan
      Title: Senior Vice President



BANK ONE, NA (MAIN OFFICE CHICAGO),
  as Managing Agent and as a Lender


By: \s\ Mahua G. Thakurta
    ---------------------------------------
      Name: Mahua G. Thakurta
      Title: Commercial Banking Officer



THE FUJI BANK, LIMITED,
  as Managing Agent and as a Lender


By: \s\ Yuji Tanaka
    ---------------------------------------
      Name: Yuji Tanaka
      Title: Vice President & Manager



ALLIED IRISH BANKS, P.L.C.,
  as Co-Agent and as Lender


By: \s\  Michael Doyle
    ---------------------------------------

      Name: Michael Doyle
      Title: Manager



THE BANK OF NOVA SCOTIA,
  as Co-Agent and as a Lender


By: \s\ Jim Pitiher
    ---------------------------------------
      Name: Jim Pitiher
      Title:



COMMERZBANK A.G.,
  as Co-Agent and as a Lender


By: \s\ Robert Donohue
    ---------------------------------------
      Name: Robert Donohue
      Title: Senior Vice President


By: \s\ Peter Doyle
    ---------------------------------------
      Name: Peter Doyle
      Title: Assistant Vice President



THE DAI-ICHI KANGYO BANK, LTD.,
  as Co-Agent and as a Lender


By: \s\ Nelson Y. Chang
    ---------------------------------------
      Name: Nelson Y. Chang
      Title: Vice President



DEUTSCHE BANK AG NEW YORK BRANCH
and/or CAYMAN ISLANDS BRANCH,
 as Co-Agent and as a Lender


By: \s\ Jan Steart
    ---------------------------------------

      Name: Ian Stewart
      Title:Vice President

By: \s\ Stephanie Strohe
    ---------------------------------------
      Name: Stephanie Strohe
      Title: Associate



STANDARD CHARTERED BANK,
  as Co-Agent and as a Lender

By: \s\ John Biscette
    ---------------------------------------
      Name: John Biscette
      Title: Vice President


By: \s\ Shafiq Ur Rahman
    ---------------------------------------
      Name: Shafiq Ur Rahman
      Title: Senior Vice President



BANCA COMMERCIALE ITALIANA,
NEW YORK BRANCH


By: \s\Charles Dougherty
    ---------------------------------------
      Name: Charles Dougherty
      Title: Vice President


By: \s\ Frank Maffei
    ---------------------------------------
      Name: Frank Maffei
      Title: Authorized Signature



BANCA DI ROMA


By: \s\ James Sieger
    ---------------------------------------
      Name: James Sieger
      Title: Vice President

By: \s\ Alessandro Paoli
    ---------------------------------------
       Name: Alessandro Paoli
       Title: Assistant Treasurer


BANK OF TOKYO-MITSUBISHI TRUST CO.


By: \s\ Thomas Fennessey
    ----------------------------------------------
      Name: Thomas Fennessey
      Title: Vice President



BNP PARIBAS


By: \s\ Richard Pace and Nanette Baudon
    ----------------------------------------------
      Name: Richard Pace and Nanette Baudon
      Title: Corporate Banking Divisior and Vice President


FIRST UNION NATIONAL BANK


By: \s\ Keith S. Law
    ----------------------------------------------
      Name: Keith S. Law
      Title: Vice President



MELLON BANK N.A.


By: \s\ Janet R. Twomey
    ----------------------------------------------
      Name: Janet R. Twomey
      Title: Vice President


BANCA MONTE DEI PASCHI DI SIENA S.P.A.



By: \s\ Giulio Natalicchi
    ----------------------------------------------

      Name: Giulio Natalicchi
      Title: Senior Vice President and General Manager


By: \s\ Briain R. Landy
    ----------------------------------------------
      Name: Brian R. Landy
      Title: Vice President



THE BANK OF NEW YORK


By: \s\ Christopher T. Kordes
    ----------------------------------------------
      Name: Christopher T. Kordes
      Title: Assistant Vice President



BANK OF IRELAND


By: \s\ Derek F. Collins
    ----------------------------------------------
      Name: Derek F. Collins
      Title: Assistant Director



SVENSKA HANDELSBANKEN AB (publ)


By: \s\ Mark Cleary
    ----------------------------------------------
      Name: Mark Cleary
      Title: Senior Vice President


By: \s\ Henrik Jensen
    ----------------------------------------------
      Name: Henrik Jensen
      Title: Vice President


                                                                                                             10/30/00

364-Day Facility                                                                                           SCHEDULE I
                                                                                                           ----------


                                      NAMES, ADDRESSES AND COMMITMENTS OF LENDERS

=================================================================== =================================================
                  Lender and Address                                                 Final Allocation
------------------------------------------------------------------- -------------------------------------------------

THE CHASE MANHATTAN BANK                                                                                $ 42,500,000
270 Park Avenue
New York, NY 10017
Attn:             Dawn Lee Lum
Telecopy:         (212) 270-3279
------------------------------------------------------------------- -------------------------------------------------

ABN AMRO BANK N.V.                                                                                        35,000,000
1 Post Office Square, 39th Floor
Boston, MA 02109
Attn:             James Davis / Brian Horgan
Telecopy:         (617) 988-7910
------------------------------------------------------------------- -------------------------------------------------

BANK OF AMERICA, N.A.                                                                                     35,000,000
100 N. Tryon Street, 17th Floor
Charlotte, NC 28255-
Attn:             Terry Kelley
Telecopy:         (704) 409-0486 and
Attn:             Larry Gordon
Telecopy:         (713) 247-6719
------------------------------------------------------------------- -------------------------------------------------

RABOBANK INTERNATIONAL                                                                                    42,500,000
245 Park Avenue, 37th Floor
New York, NY 10167-0062
Attn:                Ellen Polansky

=================================================================== =================================================
                  Lender and Address                                                 Final Allocation
------------------------------------------------------------------- -------------------------------------------------
Telecopy:        (212) 916-7837
------------------------------------------------------------------- -------------------------------------------------

WACHOVIA BANK                                                                                             75,000,000
191 Peachtree Street N.E.
Atlanta, GA 30303
Attn:                John Rafferty
Telecopy:        (404) 332-6896
------------------------------------------------------------------- -------------------------------------------------

BANK ONE, NA (MAIN OFFICE CHICAGO)                                                                        30,000,000
153 West 51st Street
New York, NY  10019
Attn:                Randall Faust
Telecopy:        (212) 373-1180
------------------------------------------------------------------- -------------------------------------------------

THE FUJI BANK, LIMITED                                                                                    30,000,000
Two World Trade Center
New York, NY 10048
Attn:                Chigusa Tada
Telecopy:        (212) 321-9407

------------------------------------------------------------------- -------------------------------------------------

ALLIED IRISH BANKS PLC                                                                                    25,000,000
Bank Centre, Ballsbridge
Dublin 4
Ireland
Attn:             Emer Crowley
Telecopy:         353-1-6682508
------------------------------------------------------------------- -------------------------------------------------

THE BANK OF NOVA SCOTIA                                                                                   25,000,000
101 Federal Street
Boston, MA 02208
Attn:             Paula McDonald
Telecopy:         (617) 624-7607

=================================================================== =================================================
                  Lender and Address                                                 Final Allocation
------------------------------------------------------------------- -------------------------------------------------

COMMERZBANK A.G.                                                                                          25,000,000
2 World Financial Center
New York, NY 10281
Attn:             Robert Donohue
Telecopy:         (212) 266-7594
------------------------------------------------------------------- -------------------------------------------------

THE DAI-ICHI KANGYO BANK, LIMITED                                                                         25,000,000
One World Trade Center, Suite 4911
New York, NY 10048
Attn:             Nelson Chang
Telecopy:         (212) 912-1879
------------------------------------------------------------------- -------------------------------------------------

DEUTSCHE BANK AG                                                                                          25,000,000
31 West 52nd Street, 24th Floor
New York, NY 10019
Attn:                Stephanie Strohe
Telecopy:        (212) 469-4520
------------------------------------------------------------------- -------------------------------------------------

STANDARD CHARTERED BANK                                                                                   25,000,000
7 World Trade Center
New York, NY 10048
Attn:                Andrew Ng/Leslie S. Bright
Telecopy:        (212) 667-0568
------------------------------------------------------------------- -------------------------------------------------

BANCA COMMERCIALE ITALIANA                                                                                20,000,000
One William Street
New York, NY 10004
Attn:             Lucie Garcia
Telecopy:         (212) 809-2124
------------------------------------------------------------------- -------------------------------------------------

BANCA DI ROMA                                                                                             20,000,000
34 East 51st Street


=================================================================== =================================================
                  Lender and Address                                                 Final Allocation
------------------------------------------------------------------- -------------------------------------------------

New York, NY 10022
Attn:                 James Sieger
Telecopy:         (212) 407-1740
------------------------------------------------------------------- -------------------------------------------------

BANK OF TOKYO-MITSUBISHI TRUST CO.                                                                        20,000,000
1251 Avenue of the Americas
New York, NY 10020-1104
Attn:             Pamela Donnelly
Telecopy:         (212) 782-6441
------------------------------------------------------------------- -------------------------------------------------

BNP PARIBAS                                                                                               20,000,000
919 Third Avenue
New York, NY 10022
Attn:                 Rick Pace
Telecopy:         (212) 415-9606

------------------------------------------------------------------- -------------------------------------------------

FIRST UNION NATIONAL BANK                                                                                 20,000,000
201 South College Street, CP-24
Mail Code:  NC 1183
Charlotte, NC  28288
Attn:                Tonya Rhyne
Telecopy:        (704) 383-7201
------------------------------------------------------------------- -------------------------------------------------

MELLON BANK, N.A.                                                                                         20,000,000
One Boston Place, 6th Floor
Boston, MA 02108
Attn:             Janet Twomey/Laurie Dunn
Telecopy:         (617) 722-3516/(215) 553-4899
------------------------------------------------------------------- -------------------------------------------------

BANCA MONTE DEI PASCHI DI SIENA S.P.A.                                                                    10,000,000
55 East 59th Street
New York, NY 10022


=================================================================== =================================================
                  Lender and Address                                                 Final Allocation
------------------------------------------------------------------- -------------------------------------------------

Attn:             Nick Kanaris
Telecopy:         (212) 891-3661
------------------------------------------------------------------- -------------------------------------------------

BANK OF NEW YORK                                                                                          10,000,000
One Wall Street, 21st Floor
New York, NY 10286
Attn:             William Dakin
Telecopy:         (212) 635-7978
------------------------------------------------------------------- -------------------------------------------------

BANK OF IRELAND                                                                                           10,000,000
Lower Baggot Street
Dublin 2
Ireland
Attn:             Fiona Kelly/Derek Collins
Telecopy:         3531-604-4105
------------------------------------------------------------------- -------------------------------------------------

SVENSKA HANDELSBANKEN                                                                                     10,000,000
153 East 53rd Street
New York, NY 10022
Attn:             Geoffrey Walker/Heinrich Jensen
Telecopy:         (212) 326-5196
------------------------------------------------------------------- -------------------------------------------------

TOTAL                                                                                                   $600,000,000
=================================================================== =================================================

                                                                       EXHIBIT A

                          FORM OF REVOLVING CREDIT NOTE

$____________________                                        New York, New York
                                                             September --, 1998

                  FOR VALUE RECEIVED, the undersigined, Boston Scientific Cororation, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of ___________________ (the "Lender") at the office of The Chase Manhattan Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, onthe Termination Date the principal amount of
(a)________________ DOLLARS ($_________________), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hreof from time to time outstanding at the rates and on the dates specified in subsection 3.2 and 3.4 of such Credit Agreement.

                  The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Revolving Credit Loan.

                  This Note (a) is one of the Revolving Credit Notes referred to in the Credit Agreement, dated as of September 4, 1998 (as amended, supplemented or otherwise modified from time to time, the :Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto, ABN, AMRO Bank N.V., Bank of America National Trust and Savings Association, and Barclays Bank PLC, as Syndication Agents, Chase Securities, Inc., as Arranger and Book Manager, and The Chase Manhattan Bank, as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional prepayment inwhole or in part as provided in the Credit Agreement.

                  Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                         BOSTON SCIENTIFIC CORPORATION


                                         By:      _________________________
                                                  Name:
                                                  Title:

                                                                                                         Schedule A to
                                                                                                 Revolving Credit Note

                                     LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS


---- ------------------- ------------ ---------------------- ------------------- -------------------- ----------------
                            Amount                           Amount of ABR Loans
                         Converted to Amount of Principal of    Converted to       Unpaid Principal
Date Amount of ABR Loans  ABR Loans      ABR Loans Repaid     Eurodollar Loans   Balance of ABR Loans Notation Made By
---- ------------------- ------------ ---------------------- ------------------- -------------------- ----------------

---- ------------------- ------------ ---------------------- ------------------- -------------------- ----------------

---- ------------------- ------------ ---------------------- ------------------- -------------------- ----------------

---- ------------------- ------------ ---------------------- ------------------- -------------------- ----------------

---- ------------------- ------------ ---------------------- ------------------- -------------------- ----------------

---- ------------------- ------------ ---------------------- ------------------- -------------------- ----------------

---- ------------------- ------------ ---------------------- ------------------- -------------------- ----------------

---- ------------------- ------------ ---------------------- ------------------- -------------------- ----------------

---- ------------------- ------------ ---------------------- ------------------- -------------------- ----------------

---- ------------------- ------------ ---------------------- ------------------- -------------------- ----------------

---- ------------------- ------------ ---------------------- ------------------- -------------------- ----------------

---- ------------------- ------------ ---------------------- ------------------- -------------------- ----------------

---- ------------------- ------------ ---------------------- ------------------- -------------------- ----------------

---- ------------------- ------------ ---------------------- ------------------- -------------------- ----------------

---- ------------------- ------------ ---------------------- ------------------- -------------------- ----------------

---- ------------------- ------------ ---------------------- ------------------- -------------------- ----------------

---- ------------------- ------------ ---------------------- ------------------- -------------------- ----------------

                                                                                                                   Schedule B to
                                                                                                           Revolving Credit Note

                               LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

---- ---------------- ------------------- -------------------- ------------------- -------------------- ---------------- --------

                                           Interest Period and Amount of Principal Amount of Eurodollar Unpaid Principal
         Amount of     Amount Converted   Eurodollar Rate with of Eurodollar Loans  Loans Converted to     Balance of    Notation
Date Eurodollar Loans to Eurodollar Loans    Respect Thereto          Repaid             ABR Loans      Eurodollar Loans Made By
---- ---------------- ------------------- -------------------- ------------------- -------------------- ---------------- --------
---- ---------------- ------------------- -------------------- ------------------- -------------------- ---------------- --------

---- ---------------- ------------------- -------------------- ------------------- -------------------- ---------------- --------

---- ---------------- ------------------- -------------------- ------------------- -------------------- ---------------- --------

---- ---------------- ------------------- -------------------- ------------------- -------------------- ---------------- --------

---- ---------------- ------------------- -------------------- ------------------- -------------------- ---------------- --------

---- ---------------- ------------------- -------------------- ------------------- -------------------- ---------------- --------

---- ---------------- ------------------- -------------------- ------------------- -------------------- ---------------- --------

---- ---------------- ------------------- -------------------- ------------------- -------------------- ---------------- --------

---- ---------------- ------------------- -------------------- ------------------- -------------------- ---------------- --------

---- ---------------- ------------------- -------------------- ------------------- -------------------- ---------------- --------

---- ---------------- ------------------- -------------------- ------------------- -------------------- ---------------- --------

---- ---------------- ------------------- -------------------- ------------------- -------------------- ---------------- --------

---- ---------------- ------------------- -------------------- ------------------- -------------------- ---------------- --------

---- ---------------- ------------------- -------------------- ------------------- -------------------- ---------------- --------

---- ---------------- ------------------- -------------------- ------------------- -------------------- ---------------- --------

---- ---------------- ------------------- -------------------- ------------------- -------------------- ---------------- --------

                                                                       EXHIBIT B


                            FORM OF CAF ADVANCE NOTE

$500,000,000                                                  New York, New York
                                                            __________  __, 2000

                  FOR VALUE RECEIVED, the undersigned, Boston Scientific Corporation, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _________________ (the "Lender") at the office of The Chase Manhattan Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of (a) FIVE HUNDRED MILLION DOLLARS ($500,000,000), or, if less, (b) the aggregate unpaid principal amount of each CAF Advance which is made by the Lender to the Borrower pursuant to subsection
2.6 of the Credit Agreement, as hereinafter defined. The principal amount of each CAF Advance evidenced hereby shall be payable on the CAF Advance Maturity Date therefor set forth on the schedule attached hereto and made a part hereof or on a continuation of such schedule which shall be attached hereto and made a part hereof (the "Grid"). The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount of each CAF Advance evidenced hereby, at the rate per annum set forth in respect of such CAF Advance on the Grid, calculated on the basis of a year of 360 days and actual days elapsed from the Borrowing Date of such CAF Advance until the due date thereof (whether at the stated maturity, by acceleration or otherwise) and thereafter at the rates determined in accordance with subsection 2.8(c) of the Credit Agreement. Interest on each CAF Advance evidenced hereby shall be payable on the date or dates set forth in respect of such CAF Advance on the Grid. CAF Advances evidenced by this Note may be prepaid only with the consent of the Lender.

                  The holder of this Note is authorized to endorse on the Grid the Borrowing Date, amount, interest rate, CAF Advance Interest Payment Dates and CAF Advance Maturity Date in respect of each CAF Advance made pursuant to subsection 2.6 of the Credit Agreement and each payment of principal with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such CAF Advance.

                  This Note is one of the CAF Advance Notes referred to in the Second Amended and Restated Credit Agreement, dated as of August 21, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto, ABN AMRO Bank N.V., Bank of America, N.A., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, and Wachovia Bank, N.A., as Syndication Agents, Chase Securities Inc., as Arranger and Book Manager, and The Chase Manhattan Bank, as Administrative Agent, and is subject to the provisions of the Credit Agreement.

                  Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                       BOSTON SCIENTIFIC CORPORATION


                                       By:      _______________________________
                                                Name:
                                                Title:

                                                                                                      Schedule to
                                                                                                 CAF Advance Note

                                             SCHEDULE OF CAF ADVANCES


                                      BOSTON SCIENTIFIC CORPORATION, Borrower
                                             _________________, Lender
                     Second Amended and Restated Credit Agreement dated as of August 21, 2000

=================== ===================== ============= ================ ============= ============ =============
                                                          CAF Advance
     Borrowing                                          Interest Payment  CAF Advance
Date of CAF Advance Amount of CAF Advance Interest Rate      Dates       Maturity Date Payment Date Authorization
------------------- --------------------- ------------- ---------------- ------------- ------------ -------------
------------------- --------------------- ------------- ---------------- ------------- ------------ -------------


------------------- --------------------- ------------- ---------------- ------------- ------------ -------------

------------------- --------------------- ------------- ---------------- ------------- ------------ -------------

------------------- --------------------- ------------- ---------------- ------------- ------------ -------------

------------------- --------------------- ------------- ---------------- ------------- ------------ -------------

------------------- --------------------- ------------- ---------------- ------------- ------------ -------------

------------------- --------------------- ------------- ---------------- ------------- ------------ -------------

------------------- --------------------- ------------- ---------------- ------------- ------------ -------------

------------------- --------------------- ------------- ---------------- ------------- ------------ -------------

------------------- --------------------- ------------- ---------------- ------------- ------------ -------------

------------------- --------------------- ------------- ---------------- ------------- ------------ -------------

------------------- --------------------- ------------- ---------------- ------------- ------------ -------------

=================== ===================== ============= ================ ============= ============ =============

                                                                       EXHIBIT C

                           FORM OF CAF ADVANCE REQUEST

                              ------------ --, ----

The Chase Manhattan Bank,
  as Administrative Agent
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

         Reference is made to the Second Amended and Restated Credit Agreement, dated as of August 21, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the undersigned, the banks and financial institutions from time to time parties thereto, ABN AMRO Bank N.V., Bank of America, N.A., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, and Wachovia Bank, N.A., as Syndication Agents, Chase Securities Inc., as Arranger and Book Manager, and The Chase Manhattan Bank, as Administrative Agent. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         This is a [Fixed Rate] [LIBO Rate] CAF Advance Request pursuant to subsection 2.7 of the Credit Agreement requesting offers for the following CAF
Advances:

===================================  =============  =============  =============
                                        Loan 1         Loan 2         Loan 3
===================================  =============  =============  =============

Aggregate Principal Amount1          $_________     $_________     $_________
-----------------------------------  -------------  -------------  -------------

Borrowing Date
-----------------------------------  -------------  -------------  -------------

CAF Advance Maturity Date
-----------------------------------  -------------  -------------  -------------

CAF Advance Interest Payment Dates
===================================  =============  =============  =============




                                              Very truly yours,

                                              BOSTON SCIENTIFIC CORPORATION


                                              By: _________________________
                                                  Name:
                                                  Title:






-------------------
1. List requested currency for LIBO Rate CAF Advances if other than U.S. Dollars.

                                                                       EXHIBIT D


                            FORM OF CAF ADVANCE OFFER

                              ------------ --, ----


The Chase Manhattan Bank,
  as Administrative Agent
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

         Reference is made to the Second Amended and Restated Credit Agreement, dated as of August 21, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the undersigned, the banks and financial institutions from time to time parties thereto, ABN AMRO Bank N.V., Bank of America, N.A., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, and Wachovia Bank, N.A., as Syndication Agents, Chase Securities Inc., as Arranger and Book Manager, and The Chase Manhattan Bank, as Administrative Agent. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         In accordance with subsection 2.7 of the Credit Agreement, the undersigned Lender offers to make CAF Advances thereunder in the following amounts with the following maturity dates:

=======================================   ======================================

Borrowing Date:  __________, _____        Aggregate Maximum Amount: $_________
=======================================   ======================================

Maturity Date 1: __________, _____        Maximum Amount: $___________
                                          $________ offered at _______*
                                          $________ offered at _______*
=======================================   ======================================

Maturity Date 2: __________, _____        Maximum Amount: $___________
                                          $________ offered at _______*
                                          $________ offered at _______*
=======================================   ======================================

Maturity Date 3: __________, _____        Maximum Amount: $___________
                                          $________ offered at _______*
                                          $________ offered at _______*
=======================================   ======================================
-------------------
* Insert the interest rate offered for the specified CAF Advance where indicated by an asterisk (*). In the case of LIBO Rate CAF Advances, insert a margin bid. In the case of Fixed Rate CAF Advances, insert a fixed rate bid.


                                          Very truly yours,

                                          [NAME OF LENDER]


                                          By: _________________________
                                              Name:
                                              Title:

                                                                       EXHIBIT E



                        FORM OF CAF ADVANCE CONFIRMATION

                               --------- --, -----


The Chase Manhattan Bank,
  as Administrative Agent
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

         Reference is made to the Second Amended and Restated Credit Agreement, dated as of August 21, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the undersigned, the banks and financial institutions from time to time parties thereto, ABN AMRO Bank N.V., Bank of America, N.A., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, and Wachovia Bank, N.A., as Syndication Agents, Chase Securities Inc., as Arranger and Book Manager, and The Chase Manhattan Bank, as Administrative Agent. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         In accordance with subsection 2.7(d) of the Credit Agreement, the undersigned accepts and confirms the offers by the CAF Advance Lender(s) to make CAF Advances to the undersigned on _______________ __, ____ under subsection 2.7 in the (respective) amount(s) set forth on the attached list of CAF Advances offered.*



                                          Very truly yours,

                                          BOSTON SCIENTIFIC CORPORATION


                                          By: __________________________
                                              Name:
                                              Title:



-------------------
* The Borrower must attach CAF Advance offer list prepared by the Administrative Agent with accepted amount entered by the Borrower to the right of each CAF Advance offer.

                                                                       EXHIBIT F



                     [FORM OF BORROWER CLOSING CERTIFICATE]

         Pursuant to subsections 5.1(b) and 5.1(c) of the Second Amended and Restated Credit Agreement, dated as of August 21, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Boston Scientific Corporation, a Delaware corporation (the "Borrower"), the banks and other financial institutions from time to time parties thereto, ABN AMRO Bank N.V., Bank of America, N.A., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, and Wachovia Bank, N.A., as Syndication Agents, Chase Securities Inc., as Arranger and Book Manager, and The Chase Manhattan Bank, as Administrative Agent, the undersigned, [President] [Vice President] of the Borrower, hereby certifies as follows:

                  (a) The representations and warranties of the Borrower set forth in the Credit Agreement and each of the other Loan Documents or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date;

                  (b) No Default or Event of Default has occurred and is continuing as of the date hereof or will occur after giving effect to the making of the Loans requested to be made on the date hereof or the consummation of each of the transactions contemplated by the Loan Documents; and

                  (c) _________________ is and at all times since _____________
         __, ____, has been the duly elected and qualified [Secretary] [Assistant Secretary] of the Borrower and the signature set forth on the signature line for such officer below is such officer's true and genuine signature;

and the undersigned [Secretary] [Assistant Secretary] of the Borrower hereby certifies as follows:

                  (d) There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Borrower, nor has any other event occurred affecting or threatening the corporate existence of the Borrower;

                  (e) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware;

                  (f) (a) Attached hereto as Exhibit A is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower on __________ __, ____; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the Borrower now in force relating to or affecting the matters referred to therein;

                  (b) attached hereto as Exhibit B is a true and complete copy of the By-laws of the Borrower as in effect at all times since __________ __, ____, to and including the date hereof; and

                  (c) attached hereto as Exhibit C is a true and complete copy of the Certificate of Incorporation of the Borrower as in effect at all times since __________ __, ____, to and including the date hereof; and

                  (g) The following persons are now duly elected and qualified officers of the Borrower, holding the offices indicated next to their respective names below, and such officers have held such offices with the Borrower at all times since __________ __, ____, to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Borrower, the Credit Agreement and the other Loan Documents and any certificate or other document to be delivered by the Borrower pursuant to the Credit Agreement or any such Loan Document:


         Name                         Office                    Signature

                                                       -------------------------

                                                       -------------------------

                                                       -------------------------


         Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement and used herein are so used as so defined.

         IN WITNESS WHEREOF, the undersigned have hereunto set our names and affixed the corporate seal as of the ____ day of ________, 2000.



------------------------------
Name:
Title:


------------------------------
Name:
Title:

                                                                       EXHIBIT G


                   [FORM OF OPINION OF COUNSEL TO BORROWER]**

                                 [CLOSING DATE]

To the Lenders parties to the Credit
Agreement referred to below, ABN AMRO Bank
N.V., Bank of America, N.A., Cooperatieve
Centrale Raiffeisen-Boerenleenbank B.A.,
"Rabobank Nederland", New York Branch, and
Wachovia Bank, N.A., as Syndication Agents,
Chase Securities Inc., as Arranger and Book
Manager, and The Chase Manhattan Bank, as
Administrative Agent.

Ladies and Gentlemen:

         We have acted as counsel to Boston Scientific Corporation, a Delaware corporation (the "Borrower"), in connection with the execution and delivery of the Second Amended and Restated Credit Agreement, dated as of August 21, 2000 (the "Credit Agreement"), among the Borrower, the banks and other financial institutions from time to time parties thereto (the "Lenders"), ABN AMRO Bank N.V., Bank of America, N.A., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, and Wachovia Bank, N.A., as Syndication Agents, Chase Securities Inc., as Arranger and Book Manager, and The Chase Manhattan Bank, as Administrative Agent. This opinion is delivered to you pursuant to subsection 5.1(e) of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement, unless otherwise defined herein.

         [Counsel to insert introductory language and assumptions and exceptions to be agreed upon]

         Based upon the foregoing, we are of the opinion that:

                           [New York counsel opinions]

         I. The Borrower is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware.


---------------
** This form of opinion contains only basic provisions. Certain assumptions and exceptions will be included in the actual opinion delivered.

         II. The Borrower has full authority (corporate and otherwise) to execute, deliver and perform its obligations under each of the Loan Documents. The Credit Agreement has been duly executed and delivered by the Borrower.

         III. The execution, delivery and performance by the Borrower of each of the Loan Documents have been duly authorized by all necessary corporation action. The Credit

Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

         IV. The Borrower is not an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940 as amended.

                           [In-House Counsel Opinions]

         1. To the best of my knowledge, there are no consents, authorizations or approvals of, or filings with, any Governmental Authority or any other Person required in connection with the execution, delivery or performance by the Borrower of each of the Loan Documents.

         2. To the best of my knowledge, the execution, delivery and performance by the Borrower or the Loan Documents (x) will not result in a breach or violation of any Requirement of Law or Contractual Obligation of the Borrower except such breaches or violations as would not have a material adverse effect of the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower to perform its obligations under the Loan Documents and (y) will not result in or require the creation or imposition of any Lien on any of its properties or revenue pursuant to any such Requirement of Law or Contractual Obligations.

                                                              Very truly yours,

                                                                       EXHIBIT H


                        FORM OF ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Second Amended and Restated Credit Agreement, dated as of August 21, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Boston Scientific Corporation, the banks and financial institutions from time to time parties thereto, ABN AMRO Bank N.V., Bank of America, N.A., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, and Wachovia Bank, N.A., as Syndication Agents, Chase Securities Inc., as Arranger and Book Manager, and The Chase Manhattan Bank, as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         The Assignor identified on Schedule 1 hereto (the "Assignor") and the Assignee identified on Schedule 1 hereto (the "Assignee") agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement as set forth on Schedule 1 hereto (the "Assigned Facility").

         ii. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (iii) attaches any Notes held by it evidencing the Assigned Facility and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

         iii. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsections 4.1 and 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 3.10(b) of the Credit Agreement.

         iv. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

         v. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         vi. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         vii. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.


         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                          to Assignment and Acceptance





Name of Assignor: _____________________________________

Name of Assignee: _____________________________________

Effective Date of Assignment: _________________________




Principal Amount                            Commitment Percentage
Assigned                                    Assigned*
--------                                    --------


$---------------                            --.---------------%

                                            [Name of Assignee]

                                            By: _______________________________
                                                Name:
                                                Title:

                                            [Name of Assignor]

                                            By: _______________________________
                                                Name:
                                                Title:


Accepted:

THE CHASE MANHATTAN BANK, as Administrative Agent

By: _________________________
    Name:
    Title:

Consented To:

BOSTON SCIENTIFIC CORPORATION

By: _________________________
    Name:
    Title:



--------------------
* Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

                                                                       EXHIBIT I


                      FORM OF TERMINATION EXTENSION REQUEST





To:  The Lenders Party to
     the Credit Agreement
     (as defined herein)

Attention:
  The Chase Manhattan Bank, as
     Administrative Agent under
     the Credit Agreement
  270 Park Avenue
  New York, New York 10017


                               Re:  Extension Request
                                    -----------------


Ladies and Gentlemen:

         Reference is made to the Second Amended and Restated Credit Agreement, dated as of August 21, 2000 (the "Credit Agreement"), among (i) Boston Scientific Corporation (the "Borrower"), (ii) the several banks and other financial institutions from time to time parties thereto (the "Lenders"), (iii) ABN AMRO Bank N.V., Bank of America, N.A., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, and Wachovia Bank, N.A., as Syndication Agents, (iv) Chase Securities Inc., as Arranger and as Book Manager and (v) The Chase Manhattan Bank, as administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent").

         Pursuant to Section 2.4(b) of the Credit Agreement, the Borrower hereby notifies the Lenders of its request that the Termination Date be extended from _______ __, _____ (the "Existing Termination Date") to ______ __, ____, which is not more than 364 days after the Existing Termination Date.




                                            Very Truly Yours,

                                            BOSTON SCIENTIFIC CORPORATION

                                            By:  ___________________________
                                                 Name:
                                                 Title: